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LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

EVENT DATE/TIME: FEBRUARY 23, 2012 / 04:00PM GMT

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1

FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

CORPORATE PARTICIPANTS

Gabby Reyes Lexington Realty Trust - IR

Will Eglin Lexington Realty Trust - President, CEO and COO

Pat Carroll Lexington Realty Trust - EVP, CFO and Treasurer

CONFERENCE CALL PARTICIPANTS

Sheila McGrath Keefe Bruyette & Woods Inc. - Analyst

Anthony Paolone J.P. Morgan Securities Inc. - Analyst

John Guinee Stifel Nicolaus & Co. - Analyst

Todd Stender Wells Fargo Securities LLC - Analyst

William Siegel

Ryan Novak Pilot Advisors - analyst

PRESENTATION

Operator

Good morning, and welcome to the Lexington Realty Trust fourth quarter 2011 earnings conference call. (Operator Instructions) Today's conference is being recorded.

It is now my pleasure to turn the floor over to your host, Gabby Reyes, Investor Relations for Lexington Realty Trust. Please go ahead, ma'am.

Gabby Reyes - Lexington Realty Trust - IR

Hello, and welcome to the Lexington Realty Trust fourth quarter conference call. The earnings press release was distributed over the wire this morning, and the release and supplemental disclosure package will be furnished in a Form 8-K.

In the press release and supplemental disclosure package Lexington has reconciled all historical non-GAAP financial measures to the most directly comparable GAAP measure, in accordance with Reg G requirements. If you did not receive a copy, these documents are available on Lexington's website at www.lxp.com in the Investor Relations section. Additionally, we are hosting a live webcast of today's call, which you can access in the same section.

At this time, we would like to inform you that certain statements made during this conference call, which are not historical, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Lexington believes expectations reflected in any forward-looking statements are based on reasonable assumptions, Lexington can give no assurance that its expectations will be attained.

Factors and risks that could cause actual results to differ materially from those expressed or implied by forward-looking statements are detailed in today's press release and from time to time in Lexington's filings with the SEC. Lexington does not undertake a duty to update any forward-looking statements.

Joining me today from Management are Will Eglin, Chief Executive Officer; Robert Roskind, Chairman; Rick Rouse, Chief Investment Officer; Patrick Carroll, Chief Financial Officer; Joseph Bonventre, General Counsel, and other members of management.

Will Eglin - Lexington Realty Trust - President, CEO and COO

Thanks, Gabby. And welcome, everyone, and thank you, all, for joining the call today. I'd like to begin by discussing our operating results and accomplishments for the fourth quarter.

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2

FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

In the quarter our Company funds from operations were $0.25 per share, aided by early repayments in our loan portfolio, which brought the total for 2011 to $0.96 per share, which was $0.03 ahead of the guidance we gave at the beginning of the year.

The quarter was characterized by continued solid leasing activity of approximately 500,000 square feet of new and renewal leases signed, leading to an overall portfolio occupancy rate of approximately 96% at quarter end, and this momentum accelerated in the first quarter of 2012 with 2.7 million square feet of new and extended leases signed to date.

In addition, we made progress on the investment front in the quarter with one purchase of $12.1 million. We have already closed one transaction to start 2012, and we believe our pipeline of similar opportunities continues to be robust.

We also had further success on the capital recycling front with $22.7 million of property sales closed, bringing our total for the year to $160.1 million at a 7.4% cap rate. In addition, we received $19.5 million of repayments in our loan investment portfolio, and we accomplished an additional deleveraging of the balance sheet of $54 million, which included the repurchase of $15 million of preferred shares at a $1 million discount to par value.

Overall, in 2011 we deleveraged the balance sheet by $136 million, which we believe has positioned Lexington to take advantage of refinancing opportunities in a low interest rate environment. In the first quarter of 2012 we closed a seven-year term loan and swapped the LIBOR rate on $108 million of LIBOR borrowings, interest fixed LIBOR rate of 1.52% for seven years, so that the interest rate today is fixed at 3.76%.

The proceeds were used to retire debt, including our exchangeable notes and term loans due in 2013, we set an average interest rate of 5.48%. We plan on drawing down the balance of the term loan facility over the course of the year and use the proceeds to retire mortgages as they mature.

Turning to leasing, as of December 31st, 2011 we had 4.6 million square feet of space subject to leases that expire in 2012 or which are currently vacant. During 2012 we expect to enter into new leases and lease extensions for approximately 2.9 million square feet of the 4.6 million square feet, and some vacancy is expected to be addressed through dispositions.

As previously disclosed with respect to specific vacancies in our office portfolio, we expect full vacancies this year in Clive, Iowa, Southington, Connecticut, and Suwanee, Georgia. These three properties total approximately 300,000 square feet, are encumbered by nonrecourse mortgages with $27.9 million in balloon payments or about $93 per square foot, and currently generate recurring annual net operating income of $2.8 million, with annual debt service of $2 million.

We are off to a very good start with first quarter leasing of 2.7 million square feet, so we're already well ahead of what we accomplished last quarter. Significant recent accomplishments in the first quarter of 2012 include a new 230,000 square feet lease with Wyndham Vacation Ownership at our vacant office property in Orlando, Florida, 1.9 million square feet of industrial leases extended with Michelin, which were 2012 expirations, and a 289,000 square feet seven-year lease extension with Morgan Lewis and Bacchus in Philadelphia, which extended that lease term for 2021.

Supplementing our leasing success was ongoing progress on adding value through accretive acquisitions. Already in 2012 we have closed on one build-to-suit project in January for $12.6 million, net lease to Amazon.com for 15 years. We have five build-to-suit projects underway or under contract, for a total commitment of $103.7 million, of which $24.9 million has been funded through December 31st, 2011. In addition, we are under contract to purchase another property for $17.6 million when construction is completed in the first quarter of 2013. These property investments have an initial yield of 9% and 10.2% on a GAAP basis.

We've made good progress on originations. We believe our investment pipeline of good prospects now totals approximately $200 million. We believe these are very attractive opportunities for us since they're long-term net leases at an average going in cap rate of about 9%, which generally equates to between 10% and 10.5% on a GAAP basis.

These new acquisitions are being acquired at attractive cap rates, and the addition to our portfolio of long-term leases with escalating rents will further strengthen our cash flows, extend our weighted average lease term, reduce the average age of our portfolio, and support our dividend growth objectives.

We are pleased with the progress we made last year in reducing our debt by $119 million and expect to continue to reduce leverage as opportunities arise, while taking full advantage of significant refinancing opportunities that exist for the Company.

Our capital recycling program has worked extremely well, as it has continued to produce funds for acquisitions and deleveraging, and we expect to continue to be focused on maximizing the value of our multitenant and retail properties.

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FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

Aside from asset sales, we expect other sources of liquidity going forward to include our capital position in Net Lease Strategic Asset Fund of $207.7 million, roughly $60 million of permanent mortgage proceeds, repayments in our loan portfolio, and retained cash flow.

With respect to NLS we delivered a notice exercising the buy sell right for a price of $213 million whereby we would buy or sell our interest in the joint venture to our partner. This amount is roughly equal to the distributions we would expect to receive in a sale in June.

Our partner delivered a notice exercising the right of first offer, whereby they offered for NLS to sell 41 of the 43 properties to us for $549 million, including the assumption of $259 million of related debt with a closing prior to August 21st, 2012. Under the notice provided by our partner, upon an election not to purchase the properties our partner would be able to sell the properties in the market at or above that price and on other terms no less favorable at a closing prior to August 21st, 2012.

The proceeds would be distributed through the partnership agreement waterfall for capital events, which requires the return of our preferred position and payment of all accruals on our common position before the return of our partner's capital, which is expected to be higher than under the buy sell because of the extended closing. A response is due within 45 days of giving notice.

With respect to the Transamerica Tower in Baltimore, Maryland, we have explored both a sale and refinancing of this property, and we expect to finance the property. We believe this property will support approximately $60 million of nonrecourse mortgage debt at a 10-year fixed rate of less than 4.5%. This will allow us to recover more than the $45 million of capital we have invested in the property, while holding on to an asset which we believe will have strongly growing cash flow and allow us to revisit the sale at a later date. We are forecasting that after debt service cash flow in 2014 we will be approximately $6 million, assuming interest only payments. However, we can provide no assurance that we will achieve these financing expectations.

The most material sale update relates to 1500 Hughes Way, a multitenant office property in Long Beach, California. We are marketing this asset for sale and investor interest is strong. We expect the offering process to conclude in the next 30 days. We have a 55% interest in this unleveraged property.

Taken together, we believe the expected sale of 1500 Hughes Way, the targeted resolution of Net Lease Strategic Asset Fund, and the projected financing of the Transamerica Tower will provide substantial liquidity, augmenting the financial flexibility we have in the term loan facility, $107 million of which has not been drawn, and the $266 million of undrawn capacity on our revolving credit facility.

Now I'll turn the call over to Pat, who will take you through our results in more detail.

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

Thanks, Will.

During the quarter Lexington had gross revenues of $82.9 million, comprised primarily of lease rents and tenant reimbursements. Under GAAP we were required to recognize revenue on a straight line basis. In addition, the amortization of above and below market leases are included directly in rental revenue.

In the quarter GAAP rents were in excess of cash rents by approximately $4.8 million, including the affect of above and below market leases. In the year ended December 31st, 2011 GAAP rents were in excess of cash rents by about $2.7 million.

We have also included on page 41 in the supplement our estimates of both cash and GAAP rents for 2012 through 2016 for leases in place at December 31st, 2011.

In the fourth quarter of 2011 we recorded $2.6 million in noncash impairment charges and $1.3 million of gains on sales relating to properties disposed.

On page 38 of the supplement we have disclosed selected income statement data for our consolidated but non-wholly owned properties in our joint venture investments. We also have included noncash interest charges recognized in the year ended December 31st, 2011 on page 39 of the supplement.

Our G&A was about a half a million dollars lower in the fourth quarter of 2011 compared to the fourth quarter of 2010 due to reduced personnel costs.

Interest expense decreased $2.3 million due to the deleveraging of the balance sheet. This has resulted in interest coverage of approximately 2.7 times, fixed charge coverage of approximately 1.9 times, and debt to EBITDA of approximately 6 times.

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4

FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

Equity and earnings from joint ventures increased $4 million, primarily due to about half a million dollar distribution from [Concord] and a $2.2 million distribution relating to an investment in a mezzanine loan.

The change in the value of the forward equity commitment relates primarily to the change in our core common share price during the respective periods. We [settled] this forward in the fourth quarter of 2011 and retired the underlying 4 million common shares, so this line item will not be impacting our financial results going forward.

Now turning to the balance sheet, we believe our balance sheet is strong, and we have continued to increase our financial flexibility and capacity. We had $94.4 million of cash at quarter end, including cash classified as restricted, restricted cash balance relates to money primarily held with lenders as escrow deposits on our mortgages. At quarter end we had about $1.7 billion of consolidated debt outstanding, which had a weighted average [inaudible] of 5.8%, all of which is at fixed rates. The significant components of other assets and liabilities are included on page 39 of the supplement.

During the quarter ended December 31st, 2011 the Company has paid approximately $4.9 million in lease cost and approximately $7 million in TI and capital improvements, including $2.4 million spent on the Transamerica Tower in Baltimore.

Starting on page 28 through page 32 of the supplement, we disclosed the details of all consolidated mortgages which run through 2016. We have also added on page 40 a summary of our credit statistics.

Now I'd like to turn the call back over to Will.

Will Eglin - Lexington Realty Trust - President, CEO and COO

Thanks, Pat.

In summary, we had success last year by maintaining high levels of occupancy, strengthening our balance sheet, and reducing debt levels, selling noncore properties at good prices, and originating new investments that improve the quality of our portfolio and cash flow.

This year our objective is to build on the progress we have made and, first, execute on leasing opportunities in order to maintain high levels of occupancy. Second, realize values on noncore properties when we can obtain full prices. Third, capitalize on the substantial refinancing opportunities that we have. Fourth, continue to work down our leverage as opportunities arise. And, five, invest in build-to-suit properties.

We believe that much of the value we have added the last few years and the opportunities in front of us have yet to be reflected in the valuation of the Company. We believe Lexington offers compelling value and total return potential for investors based on our current dividend yield, conservative payout ratio, the opportunity to further lower debt service payments by refinancing, acquisition opportunities that improve cash flow and upgrade the quality of our portfolio, and declining levels of debt. Given all this, we would expect our multiple to expand and our value to grow over time.

We believe the Company's current debt maturity profile provides us with an opportunity to both reduce our leverage and refinance on advantageous terms. Over the next two years our target is to reduce our current level of secured debt by roughly $200 million through dispositions, regular principal amortization, and resolutions of nonrecourse debt maturities.

From the standpoint of refinancing, through 2015 Lexington has $881 million of balloon debt maturing, all of which is nonrecourse, at a weighted average interest rate of 5.6%, with current annual payments of $77.4 million including principal amortization.

Having just locked into fixed rate financing at less than 4% for seven years it's worth observing that refinancing our maturities at that rate over the next few years would reduce our annual debt service obligation by about $42.2 million, which is about $0.23 per share. That's a substantial sum for a Company with a current annual dividend of $0.50 per share.

We continue to be very excited about our growth opportunities in the build-to-suit area. We currently have $103.7 million under contract, of which we have funded $24.9 million, and a promising pipeline of opportunities of $150 million to $200 million that we are working on. We believe the addition of new and constructed properties with long-term leases will have a desirable impact on our portfolio in 2012 and beyond as we extend our weighted average lease term and build more durable cash flow.

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5

FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

Our guidance for 2012 Company funds from operations is for a range of $0.90 to $0.93 per share. Our guidance reflects the comments that we have made on today's call and a diluted share count of roughly 181 million shares, which includes 16.4 million shares underlying our 6% convertible guaranteed notes.

Operator, I have no further comments at this time, so we are ready for you to conduct the question and answer portion of the call.

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions)

And we'll first go to Sheila McGrath from KBW.

Sheila McGrath - Keefe Bruyette & Woods Inc. - Analyst

Yes, good morning. Will, you mentioned in your release on the [newest demand thing] that the coupon would go lower if you obtain an investment grade rating. I'm just wondering if that is something you're currently pursuing and what are the necessary steps or metrics that you need to achieve to get there?

Will Eglin - Lexington Realty Trust - President, CEO and COO

Well, you're right, Sheila. We did set-up the new facilities so that our borrowing cost would decline if and when we achieve an investment grade rating. And I do think that if you look at the trends over the last three to four years in our credit metrics sort of the inevitable conclusion is that at a point in time we would become an investment grade rated company.

I would say that from our standpoint it's not something that we're pushing very hard right now, but as we look at our maturity profile, particularly in 2014 and 2015, we do believe it would be advantageous for us to have access to the bond market and be an investment grade issuer, and I think we're on the path to becoming that Company.

Sheila McGrath - Keefe Bruyette & Woods Inc. - Analyst

Okay, so and financing new acquisitions, are you going to keep them unencumbered?

Will Eglin - Lexington Realty Trust - President, CEO and COO

We are, yes, we're very focused on building up our free and clear pool of properties.

Sheila McGrath - Keefe Bruyette & Woods Inc. - Analyst

Okay, and then you also have mentioned previously that for the 2011 and '12 expirations that we should expect roll downs of about $12 million when you look at where existing rents were and market. I'm just wondering if you could update that figure for us?

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

Sure. We've burned through a lot of that last year. I would say on what's left of 2012 mark-to-market is sort of in the range of $3.5 million to $4 million. So we have worked that down a lot.

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6

FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

Sheila McGrath - Keefe Bruyette & Woods Inc. - Analyst

Okay. Thank you.

Operator

And we'll now go to Anthony Paolone from J.P. Morgan.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Thanks. Good morning. Will, you mentioned I think I caught 2.9 million square feet of leases that you plan to do in 2012, and I just didn't quite understand is that against vacancy or does that include renewals, as well?

Will Eglin - Lexington Realty Trust - President, CEO and COO

Yes, that is all inclusive and includes renewals, Tony.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Okay, so then you mentioned you'd done the 1.9 million square feet of industrial already and a couple 100,000 in [inaudible] does that go against the 2.9 million? Just trying to tie that all together.

Will Eglin - Lexington Realty Trust - President, CEO and COO

Yes, it does, Tony.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Okay, so it doesn't leave you a lot left to do over the course of the year, is that a fair assumption?

Will Eglin - Lexington Realty Trust - President, CEO and COO

I think that's right, so we're in terms of what our total game plan is for the year we're well on our way there.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Okay, and I assume the 1.9 million square feet you mentioned at Michelin, that's what shows up as CEVA, is that —

Will Eglin - Lexington Realty Trust - President, CEO and COO

That's correct, Tony.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Okay, what — how do the new rents compare with the old ones there?

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7

FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

Will Eglin - Lexington Realty Trust - President, CEO and COO

They were flat, they were very flat.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Okay, and what do you have budgeted for CapEx for I guess those 2.9 million square feet pool just in terms of leasing capital?

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

For the whole portfolio for the year, we — our budget for the year is sort of in the $0.20 to $0.24 range. It's a little heavier than our expectation going forward because we have some money going out of the door on Transamerica Tower still, and the Wyndham lease had a fair amount of TI related to it.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

$0.20 to $0.24 a share, is that?

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

Yes.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Okay, and that's for capital, that doesn't include any straight line or FAS 141, stuff like that?

Will Eglin - Lexington Realty Trust - President, CEO and COO

No, no, no.

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

Like, for instance, Tony, the Orlando property, the TI on that facility because it had sat vacant for a few years, the TI on that facility was about $11.8 million by itself.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Okay, got it. And then, Will, can you walk us through the net lease strategic process again? I was trying to digest everything you had mentioned in terms of what is out and just want to try to understand that a little better.

Will Eglin - Lexington Realty Trust - President, CEO and COO

Yes, we had, you know, there's a buy sell in the joint venture which we exercised. And it's fairly standard in a joint venture where there's a buy sell that the other partner would have a right of first offer, which would give them a defined period of time to see whether the properties can be sold for a higher price.

So both partners have essentially exercised options that would bring that joint venture to an orderly conclusion, and to the extent that the properties end up being sold to a third party the joint venture would stay alive for a couple of extra months compared to what we thought, which honestly that wouldn't be so bad for us because every month we keep our capital invested there it's about $0.01 accretive compared to having cash in the bank. So to the extent the sale occurs in August versus June we view that as an opportunity to revisit our guidance for the year with an upward bias.

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8

FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Okay, and I think you had mentioned 45 days, I just — what was the significance of that, again, in terms of what needs to happen?

Will Eglin - Lexington Realty Trust - President, CEO and COO

There's — both partners have given notice and there's a 45-day period where our partners after 45 days choose to buy us out at the price, and we're inside that 45-day period.

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

Yes, the responding partner has 45 days to answer what the other partner has done.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Okay, and so if they don't buy you out at the price the portfolio will be taken to market and sold over the next couple quarters, is that the way to think about it?

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

Yes, and it's specified that it would have to be prior to August 21st.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Okay, and then last question, just can you give us a little color on how you thought about the Transamerica Tower, potential sale, it sounds like you evaluated a potential sale and pricing wasn't quite there, and was just wondering what that environment looked like?

Will Eglin - Lexington Realty Trust - President, CEO and COO

Well, we actually thought we would get a good price for the building, but from our standpoint the ability, and the financing markets are so strong, the ability to put long-term fixed rate debt on the building we think can potentially add a lot of value and ultimately allow us to realize a lot more money from the asset.

So, and we looked at financing it for $60 million, we got all of our capital out, we probably got close to something that reflected empty building value from several years ago, as well, and we still have a 95% leased asset that's going to throw off a lot of cash flow. And if we could in two or three years sell that cash flow to a buyer at maybe an 8% yield, we're looking at a total recovery from the asset of a magnitude of $130 million. And our judgment is that, you know, playing for that is material, and that would be a much, much better add sum than simply turning the asset into cash today.

Anthony Paolone - J.P. Morgan Securities Inc. - Analyst

Right. Okay. Thank you.

Operator

And we'll now go to John Guinee from Stifel.

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9

FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

John Guinee - Stifel Nicolaus & Co. - Analyst

Hi. Just so I follow this a little bit through I think Tony's question. Assuming you can sell everything within the Net Lease Strategic Fund by the end of August what's the proceeds to LXP in terms of preferred plus common?

Will Eglin - Lexington Realty Trust - President, CEO and COO

As of today it's about $207.7 million.

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

That's right.

John Guinee - Stifel Nicolaus & Co. - Analyst

And what's —

Will Eglin - Lexington Realty Trust - President, CEO and COO

And our position, and our capital position increases modestly as the year progresses.

John Guinee - Stifel Nicolaus & Co. - Analyst

Right. And what's the likelihood of this being a clean unwind as you described versus the 43 assets funding held by you, some being held by [Inland], some being sold to third parties?

Will Eglin - Lexington Realty Trust - President, CEO and COO

Right now, there's no active discussion with our partner about any other alternative relative to exercising either option.

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

The buy sell is all [non], and the right of first offer was for 41 of the 43 properties, so at the end of the day if the right of first offer went through it would be two properties left.

John Guinee - Stifel Nicolaus & Co. - Analyst

Got you. Okay, and then I thought Sheila asked a very good question about shifting to investment grade, but on the other side of the equation, as we all know on this call, is that if you were not able to transfer a lot of vacant assets to lenders two and three and four years ago we might not be having this call today. And that strategy of individual asset levering turned out to be incredibly beneficial to you in terms of transferring vacant assets to perhaps unwilling transferees. How does that all work?

Will Eglin - Lexington Realty Trust - President, CEO and COO

Well, in today's market, John, it's very difficult to get, for example, a 10-year mortgage with a large balloon payment on a 10-year lease on a single tenant building. So in a different market you're absolutely right, we protected our residual risk via the nonrecourse financing strategy.

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10

FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

So we are not at all turning our backs on the secured financing model as a risk mitigation strategy, but to the extent that we became an unrated company, ultimately I think you would probably have a balance between secured and unsecured debt on the balance sheet. I think if we look at our target leverage of 40%, you know, maybe half of that could be bonds and the other half secured debt. So we're not turning our back on the mortgage market, we just think for the next couple of years we'd probably be better served improving our flexibility with respect to refinancing.

And one of the challenges that we have, you know, when a mortgage comes due we often don't have a 10 or 15-year lease to finance again, so we may have a three or a five-year renewal. And we generally think if a property has become cycle tested and made it past the nonrecourse put in the last few years during what's been a terrible economy that ultimately over half of our portfolio will become unencumbered and serve as free and clear collateral to support alternatives relative to secured financing.

John Guinee - Stifel Nicolaus & Co. - Analyst

That was a diplomatic answer. Okay, thanks.

Operator

We will now go to [William Siegel]. I apologize, we'll now go to Todd Stender from Wells Fargo Securities.

Todd Stender - Wells Fargo Securities LLC - Analyst

Hi, thanks. Will, you indicated that you'll meet your maturing mortgage debt with the new term loan, and I think you quantified that with $0.23 a share. How much of that is in your 2012 guidance?

Will Eglin - Lexington Realty Trust - President, CEO and COO

Yes, we looked at the $0.23 a share, Todd, over honestly through 2015 to illustrate the refinancing opportunity that we have ahead. We have roughly what's maturing —

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

We have like $130 million maturing over the rest of this year.

Will Eglin - Lexington Realty Trust - President, CEO and COO

So we've in our guidance we've assumed that that's taken out with term financing.

Todd Stender - Wells Fargo Securities LLC - Analyst

Okay, thanks. And just back to the CapEx expectations for this year, how much do you think you'll allocate to the Transamerica Tower?

Will Eglin - Lexington Realty Trust - President, CEO and COO

Not very much. I mean the big money going out of the door is for the Wyndham lease in Orlando.

Todd Stender - Wells Fargo Securities LLC - Analyst

Okay, and then can you just remind us of how you're looking at some of the uses for the expected cash proceeds that you'll get this year from the net lease JV plus Transamerica refinance, just is there a posture towards paying down debt or you think it's more towards growth and acquisitions?

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FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

Will Eglin - Lexington Realty Trust - President, CEO and COO

Well, if we — you know, we have $107 million left on the term facility to retire debt, that leaves us with roughly $30 million or so of other maturing debt to pay down. We could use some of the Transamerica proceeds for that. And beyond that we have a pretty good pipeline of acquisition opportunities that's developing.

Todd Stender - Wells Fargo Securities LLC - Analyst

Okay, thanks. And I don't know if you've said this earlier, just the 11 new and extended leases that you've completed so far, what was the mix between the new and existing leases?

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

Well, $1.9 million was extensions on two existing leases, that was CEVA, which is now Michelin. So the lion's share of it was extensions of leases. Morgan Lewis, Bacchus, in Philadelphia was an extension, and the big new lease was the Orlando property.

Will Eglin - Lexington Realty Trust - President, CEO and COO

Right, the Wyndham lease for roughly 230,000 square feet, and we had a 66,000 square feet with Owens-Corning.

Todd Stender - Wells Fargo Securities LLC - Analyst

Okay, thanks, guys.

Operator

And now we'll go to William Siegel.

William Siegel

Thank you, gentlemen. The Wyndham lease in Orlando, any idea roughly pricing terms on that?

Pat Carroll - Lexington Realty Trust - EVP, CFO and Treasurer

Yes, it's about from a GAAP standpoint rent is about $450,000 a month. We did give them approximately 10 months free to start off, so cash will be slightly behind on that and it's about 2% annual bumps.

William Siegel

Lease term?

Will Eglin - Lexington Realty Trust - President, CEO and COO

Twelve years.

William Siegel

Great. You've covered the Transamerica building. I'm curious about your strategy for acquisitions. Any geographic bias to that or is it just opportunistic driven?

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FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

Will Eglin - Lexington Realty Trust - President, CEO and COO

It's opportunistic, and it's really derivative of where corporations want to be building new facilities for whatever reason. We expect to have, continue to have very strong diversification from a location standpoint.

William Siegel

Thank you.

Operator

And we'll now go to [Ryan Novak] from Pilot Advisors.

Ryan Novak - Pilot Advisors - analyst

Hi, good morning, guys. I just was curious if there's been any change in your dividend strategy given the strong re-leasing after yearend, all the opportunities in build-to-suit, and the cash coming into the business this year?

Will Eglin - Lexington Realty Trust - President, CEO and COO

The Company is generally on a schedule of reviewing its dividend once a year, typically toward the end. And the last two years we've announced any change with respect to dividend policy with our third quarter earnings. So you're right to point out that we think we're executing very well and ahead of plan in many respects, but right now it's not contemplated that we would revisit the dividend decision earlier in the year than usual.

Ryan Novak - Pilot Advisors - analyst

Okay, great. So the dividend this year will end up being approximately taxable income, is that the strategy right now?

Will Eglin - Lexington Realty Trust - President, CEO and COO

That's correct.

Ryan Novak - Pilot Advisors - analyst

Okay, great. Thanks.

Operator

And we'll now go to Sheila McGrath from KBW.

Sheila McGrath - Keefe Bruyette & Woods Inc. - Analyst

Pat or Will, I was wondering can you remind us what is in your guidance on the assumptions on the JV and Light Street?

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FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

Will Eglin - Lexington Realty Trust - President, CEO and COO

Yes, we're assuming that we finance Light Street at a rate of sub 4.5%, and we've been conservative with respect to funds from operations because our assumption is that the joint venture unwinds in June, not August. If it goes to August that's roughly, like I said, $0.02 of accretion compared to having that money sitting in cash in the bank right now.

Sheila McGrath - Keefe Bruyette & Woods Inc. - Analyst

Okay, and the other question I have, you referred to Light Street in a couple years being $130 million, can you just run by your assumptions on that again?

Will Eglin - Lexington Realty Trust - President, CEO and COO

Well, we think that a couple of years out we'll have more than $6 million of free cash flow after debt service. So if the buyer in that environment capitalized that stream at 8%, if you simply added that to the debt balance, that's roughly the answer. So that compares, obviously, favorably to valuations that we've discussed in the past on the asset.

Sheila McGrath - Keefe Bruyette & Woods Inc. - Analyst

Okay. Okay, thank you.

Operator

And it appears there are no further questions, so I'll turn the conference back over to our presenters for any additional or closing remarks.

Will Eglin - Lexington Realty Trust - President, CEO and COO

Well, thank you, all, again, for joining us this morning. We're very excited about our prospects for the balance of this year and beyond. And, as always, we appreciate your participation and support.

If you would like to receive our quarterly supplemental package please contact Gabriela Reyes, or you can find additional information on the Company on our website at www.lxp.com. And, in addition, as always, you may contact me or the other members of our Senior Management Team with any questions. Thank you.

Operator

This concludes today's presentation. Thank you for your participation.

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FEBRUARY 23, 2012 / 04:00PM GMT, LXP - Q4 2011 Lexington Realty Trust Earnings Conference Call

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